Exhibit 21.01 - Subsidiaries

Name                      Jurisdiction of Incorporation      Business Name(s)
----                      -----------------------------      ----------------
IWC Services, Inc.        Texas, USA                         International Well Control
Hell Fighters, Inc.       Texas, USA
International Well
  Control Services, Ltd.  Cayman Islands
IWC de Venezuela, C.A.    Venezuela
Boots & Coots
  Overseas, Ltd.          British Virgin Islands
Boots & Coots
  Venezuela, S.A.         Venezuela
Abasco, Inc.              Texas                              Abasco